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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of American Standard Companies Inc. and in the Registration Statements on Form S-8 pertaining to the 2002 Omnibus Incentive Plan and Employee Stock Purchase Plan (Registration No. 333-96547), Form S-3 pertaining to the registration of $1.0 billion of debt securities (Registration No. 333-67943), Form S-8 pertaining to the Employee Stock Purchase Plan (Registration No. 333-40575), Form S-8 pertaining to the Deferred Compensation Plan (Registration No. 333-75492) and Forms S-8 pertaining to the Stock Incentive Plan (Registration Nos. 333-65252 and 033-63007) of our reports dated February 5, 2003 with respect to the financial statements and schedules of American Standard Companies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                                            /S/ ERNST & YOUNG LLP

New York, New York
March 12, 2003